ITEM 77Q(a) - COPIES OF ALL MATERIAL AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-LAWS



FEDERATED FIXED INCOME SECURITIES, INC.
ARTICLES SUPPLEMENTARY

   Federated Fixed Income Securities, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland and a registered open-end Company under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

   FIRST:   The Corporation is authorized to issue ten billion
(10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $10,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

   SECOND:   The Board of Directors of the Corporation hereby
reclassifies (i) 1,000,000,000 shares of the authorized and unissued shares of the unclassified shares of the Corporation into Federated Strategic Income Fund R6 Shares.

   THIRD:   Immediately before the reclassification of shares as
set forth in Article SECOND hereto, the Corporation was authorized to issue ten billion (10,000,000,000) shares of common stock, all of which were of a par value of one tenth of one cent ($.001) per share having an aggregate par value of ten million dollars ($10,000,000) which were classified as follows:

Class                       Number of Shares

Federated Strategic Income Fund   1,000,000,000
Class A Shares
Federated Strategic Income Fund   2,000,000,000
Class B Shares
Federated Strategic Income Fund   1,000,000,000
Class C Shares
Federated Strategic Income Fund   1,000,000,000
Class F Shares
Federated Strategic Income Fund   1,000,000,000
Institutional Shares
Federated Municipal Ultrashort Fund   500,000,000
Institutional Shares
Federated Municipal Ultrashort Fund   500,000,000
Class A Shares

Unclassified Shares   3,000,000,000

Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will have the following authorized capital be authorized to issue ten billion
(10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $10,000,000 classified as follows:

   Class                       Number of Shares

Federated Strategic Income Fund    1,000,000,000
Class A Shares
Federated Strategic Income Fund    2,000,000,000
Class B Shares
Federated Strategic Income Fund    1,000,000,000
Class C Shares
Federated Strategic Income Fund    1,000,000,000
Class F Shares
Federated Strategic Income Fund   1,000,000,000
Institutional Shares
Federated Strategic Income Fund   1,000,000,000
R6 Shares
Federated Municipal Ultrashort Fund   500,000,000
Institutional Shares
Federated Municipal Ultrashort Fund    500,000,000
Class A Shares

Unclassified Shares   2,000,000,000

   FOURTH:   The shares of common stock of the Corporation
reclassified hereby shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

      FIFTH:     The stock has been reclassified by the Board of
Directors under the authority contained in the Charter of the Corporation.

SIXTH:     These Articles Supplementary will become effective
immediately upon filing with the State Department of Assessments and Taxation of Maryland.

   IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and Assistant Secretary on November 17, 2016. The undersigned President and Assistant Secretary acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS   FEDERATED FIXED INCOME SECURITIES, INC.



/s/ George F. Magera      /s/ J. Christopher Donahue
George F. Magera          J. Christopher Donahue
Assistant Secretary       President





FEDERATED FIXED INCOME SECURITIES, INC.
ARTICLES SUPPLEMENTARY

   Federated Fixed Income Securities, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland and a registered open-end Company under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

   FIRST:   The Corporation is authorized to issue ten billion
(10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $10,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

   SECOND:   The Board of Directors of the Corporation hereby
classifies (i) 1,000,000,000 shares of the authorized and unissued shares of the unclassified shares of the Corporation into Federated Strategic Income Fund Class T Shares.

   THIRD:   Immediately before the classification of shares as
set forth in Article SECOND hereto, the Corporation was authorized to issue ten billion (10,000,000,000) shares of common stock, all of which were of a par value of one tenth of one cent ($.001) per share having an aggregate par value of ten million dollars ($10,000,000) which were classified as follows:

Class                       Number of Shares

Federated Strategic Income Fund   1,000,000,000
Class A Shares
Federated Strategic Income Fund   2,000,000,000
Class B Shares
Federated Strategic Income Fund   1,000,000,000
Class C Shares
Federated Strategic Income Fund   1,000,000,000
Class F Shares
Federated Strategic Income Fund   1,000,000,000
Institutional Shares
Federated Strategic Income Fund   1,000,000,000
R6 Shares
Federated Municipal Ultrashort Fund   500,000,000
Institutional Shares
Federated Municipal Ultrashort Fund   500,000,000
Class A Shares

Unclassified Shares   2,000,000,000

Following the aforesaid classification of shares as set forth in Article SECOND hereto, the Corporation will have the following authorized capital be authorized to issue ten billion
(10,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($.001) per share, with an aggregate par value of $10,000,000 classified as follows:

   Class                        Number of Shares

Federated Strategic Income Fund    1,000,000,000
Class A Shares
Federated Strategic Income Fund    2,000,000,000
Class B Shares
Federated Strategic Income Fund    1,000,000,000
Class C Shares
Federated Strategic Income Fund    1,000,000,000
Class F Shares
Federated Strategic Income Fund   1,000,000,000
Institutional Shares
Federated Strategic Income Fund   1,000,000,000
R6 Shares
Federated Strategic Income Fund   1,000,000,000
Class T Shares
Federated Municipal Ultrashort Fund   500,000,000
Institutional Shares
Federated Municipal Ultrashort Fund    500,000,000
Class A Shares

Unclassified Shares   1,000,000,000

   FOURTH:   The shares of common stock of the Corporation
classified hereby shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

      FIFTH:     The stock has been classified by the Board of
Directors under the authority contained in the Charter of the Corporation.

SIXTH:     These Articles Supplementary will become effective
immediately upon filing with the State Department of Assessments and Taxation of Maryland.

   IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and Assistant Secretary on February 22, 2017. The undersigned President and Assistant Secretary acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS   FEDERATED FIXED INCOME SECURITIES, INC.



/s/ George F. Magera      /s/ J. Christopher Donahue
George F. Magera         J. Christopher Donahue
Assistant Secretary       President







ITEM 77Q(c) - COPIES OF NEW OR AMENDED REGISTRANT INVESTMENT
ADVISORY CONTRACTS


AMENDMENT #2 TO EXHIBIT F
TO THE
INVESTMENT ADVISORY CONTRACT

FEDERATED MUNICIPAL ULTRASHORT FUND

   This Amendment #2 to Exhibit F to the Investment Advisory Contract between Federated Investment Management Company and Federated Fixed Income Securities, Inc., approved at a board meeting on May 12, 2016, shall become effective as of June 8, 2016.

   For all services rendered by Adviser hereunder, the above-named Fund of the Corporation shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.35 of 1% of the average daily net assets of the Fund.

   The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.35 of 1% applied to the daily net assets of the Fund.

   The right of the Adviser as set forth in Paragraph 6 of this Contract to assume expenses of one or more of the Funds shall also apply as to any classes of the above-named Fund.

   The advisory fee so accrued shall be paid to Adviser daily.

   Witness the due execution hereof this 1st day of June, 2016.


FEDERATED FIXED INCOME SECURITIES, INC.


By:  /s/J.Christopher Donahue
Name:  J. Christopher Donahue
Title:  President


FEDERATED INVESTMENT MANAGEMENT COMPANY


By:  /s/John B. Fisher
Name:  John B. Fisher
Title:  President and CEO




LIMITED POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, dated as of June 1, 2017, that Federated Fixed Income Securities, Inc., a corporation duly organized under the laws of the state of Maryland (the "Corporation"), does hereby nominate, constitute and appoint the Federated Investment Management Company, a business trust duly organized under the laws of the state of Delaware (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Corporation, acting on behalf of each of the series portfolios of the Corporation for which the Adviser provides advisory services and acts as investment adviser as of the date of this limited power attorney and for such series portfolios that may be established by the Corporation in the future from time to (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Corporation in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated December 24, 1991 by and between the Adviser and the Corporation (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

   The Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Corporation hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of any of the Funds.

   The Corporation hereby agrees to indemnify and save harmless the Adviser and its Directors, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Corporation, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Corporation, or the taking of any action under or in connection with any of the foregoing. The obligations of the Corporation under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Adviser on behalf of the Corporation during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Adviser in its capacity as agent or attorney-in-fact of Corporation acting on behalf of any other Fund hereunder.

   Any person, partnership, Corporation or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Corporation is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Corporation and that any such person, partnership, Corporation or other legal entity must look solely to the Corporation in question for enforcement of any claim against the Corporation, as the Adviser assumes no personal liability whatsoever for obligations of the Corporation entered into by the Adviser in its capacity as attorney-in-fact for the Corporation.

   Each person, partnership, Corporation or other legal entity which deals with a Fund of the Corporation through the Adviser in its capacity as agent and attorney-in-fact of the Corporation, is hereby expressly put on notice (i) that all persons or entities dealing with the Corporation must look solely to the assets of the Fund of the Corporation on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Corporation, as the Directors, officers and/or agents of such Corporation, the shareholders of the various classes of shares of the Corporation and the other Funds of the Corporation assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Corporation, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Corporation.

   The execution of this Limited Power of Attorney by the Corporation acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to the Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Corporation on whose behalf the Adviser was acting pursuant to the authority granted hereunder.

   The Corporation hereby agrees that no person, partnership, Corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, Corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, Corporation or other legal entity has received prior written notice from the Corporation that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Corporation and the Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Corporation at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Corporation.

   This Limited Power of Attorney constitutes the entire agreement between the Corporation and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Corporation.

   This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. Without limiting any other authority expressly granted hereunder, for purposes of Pennsylvania law, this Limited Power of Attorney shall be deemed to constitute a power used in a commercial transaction which authorizes an agency relationship which is exclusively granted to facilitate transfer of stock, bonds and other assets and which may be exercised independently of any other agent designated by the Corporation and includes, but is not limited to, the power to engage in stock, bond and other securities transactions as specified by 20 Pa.C.S. Section 5603(k). The authority granted to the Adviser by this Limited Power of Attorney may be delegated by the Adviser to one or more successor agents or subadvisors, or to other persons the Adviser in its sole discretion determines are appropriate or necessary. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

   This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Corporation when the Corporation shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Corporation and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Corporation, and the Corporation shall have a counterpart executed by the Corporation and the Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

   IN WITNESS WHEREOF, the Corporation has caused this Limited
Power of Attorney to be executed by its duly authorized officer as of the date first written above.

                     Federated Fixed Income Securities, Inc.


                     By:/s/ J. Christopher Donahue
                     Name:   J. Christopher Donahue
                     Title:  President
Accepted and agreed to this June 1, 2017

Federated Investment Management Company


By:/s/ John B. Fisher
Name: John B. Fisher
Title: President & CEO